UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2023

US Foods Holding Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-37786	26-0347906
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9399 W. Higgins Road, Suite 100, Rosemont, IL 60018
(Address of principal executive offices) (Zip Code)

(847) 720-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	USFD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐     If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01. Other Events.

On May 23, 2023, US Foods Holding Corp. (the “Company” or “US Foods”) issued press releases announcing the launch and pricing of an underwritten registered secondary offering of 17,425,053 shares of its common stock by KKR Fresh Holdings L.P. and the repurchase by the Company of approximately $150,000,000 of shares of its common stock in connection with the offering. The press releases are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 23, 2023.
99.2	Press Release dated May 23, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US FOODS HOLDING CORP.

Date: May 23, 2023	By:	/s/ Dirk J. Locascio
		Name:	Dirk J. Locascio
		Title:	Chief Financial Officer